EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated February 26, 2018 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017, November 17, 2017, November 22, 2017, November 28, 2017, December 29, 2017, January 12, 2018 and February 6, 2018

The following replaces the “Portfolio Manager” section for Ivy Global Equity Income Fund on page 109:

Portfolio Managers

Robert E. Nightingale, Senior Vice President of IICO, has managed the Fund since its inception in June 2012, and Christopher J. Parker, Vice President of IICO, has managed the Fund since February 2018.

The following replaces the “The Management of the Funds — Portfolio Management — Ivy European Opportunities Fund and Ivy Global Equity Income Fund” section on page 243:

Ivy European Opportunities Fund: Robert E. Nightingale is primarily responsible for the day-to-day portfolio management of Ivy European Opportunities Fund. Mr. Nightingale has held his Fund responsibilities since October 2013. He is Senior Vice President of IICO and Vice President of the Trust. He joined WRIMCO in 1996 initially serving as an investment analyst and has served as assistant portfolio manager for funds managed by IICO since February 2006. Mr. Nightingale earned a BS degree in Economics from the University of Wisconsin, an MS in Urban and Regional Planning and an MS in Finance from the University of Wisconsin. He is a member of the CFA Institute.

The following is inserted as a new paragraph immediately following the “The Management of the Funds — Portfolio Management — Ivy Global Bond Fund” section on page 243:

Ivy Global Equity Income Fund: Robert E. Nightingale and Christopher J. Parker are primarily responsible for the day-to-day portfolio management of Ivy Global Equity Income Fund. Mr. Nightingale has held his Fund responsibilities since June 2012. Biographical information for Mr. Nightingale is listed above under The Management of the Funds — Portfolio Management — Ivy European Opportunities Fund.

Mr. Parker has held his Fund responsibilities since February 2018. Mr. Parker is Vice President of IICO and WRIMCO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which IICO serves as investment manager. He joined Waddell & Reed in January 2008 as an investment analyst and has served as portfolio manager for investment companies managed by IICO since September 2011. He earned a BS degree in Finance from Boston College and an MBA with concentrations in Finance and Management/Strategy from Northwestern University, Kellogg Graduate School of Management. Mr. Parker is a Chartered Financial Analyst.

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IVY FUNDS

Supplement dated February 6, 2018 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017, November 22, 2017, November 28, 2017, December 29, 2017 and January 12, 2018

The following replaces the “Portfolio Managers” section for Ivy Asset Strategy Fund on page 145:

Portfolio Managers

F. Chace Brundige, Senior Vice President of IICO, and Cynthia P. Prince-Fox, Senior Vice President of IICO, have managed the Fund since August 2014, and W. Jeffery Surles, Senior Vice President of IICO, has managed the Fund since February 2018. Effective April 30, 2018, Ms. Prince-Fox is retiring from IICO and will no longer serve as a co-portfolio manager of the Fund.

The following replaces the first sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Asset Strategy Fund” section on page 241:

F. Chace Brundige, Cynthia P. Prince-Fox and W. Jeffery Surles are primarily responsible for the day-to-day portfolio management of Ivy Asset Strategy Fund.

The following is inserted following the final sentence of the second paragraph of the “The Management of the Funds — Portfolio Management — Ivy Asset Strategy Fund” section on page 241:

Effective April 30, 2018, Ms. Prince-Fox is retiring from IICO and will no longer serve as a co-portfolio manager of the Fund.

The following is inserted as a new paragraph following the final paragraph of the “The Management of the Funds — Portfolio Management — Ivy Asset Strategy Fund” section on page 241:

Mr. Surles has held his Fund responsibilities for Ivy Asset Strategy Fund since February 2018. Biographical information for Mr. Surles is listed below under The Management of the Funds—Portfolio Management—Ivy Global Income Allocation Fund.

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IVY FUNDS

Supplement dated November 28, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017 and November 22, 2017

Effective immediately, the following replaces the “Portfolio Managers” section for Ivy Advantus Bond Fund on page 58:

Portfolio Managers

Thomas B. Houghton, Vice President of Advantus Capital, and David W. Land, Vice President of Advantus Capital, have managed the Fund since April 2005. Dan Henken, Fixed Income Portfolio Manager with Advantus Capital, has managed the Fund since November 2017.

Effective immediately, the following replaces the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Advantus Bond Fund” section on page 241:

Ivy Advantus Bond Fund: Thomas B. Houghton, David W. Land and Dan Henken are primarily responsible for the day-to-day portfolio management of Ivy Advantus Bond Fund.

Effective immediately, the following is inserted as a new paragraph following the third paragraph of the “The Management of the Funds — Portfolio Management — Ivy Advantus Bond Fund” section on page 241:

Mr. Henken has held his Fund responsibilities for Ivy Advantus Bond Fund since November 2017. He has served as Fixed Income Portfolio Manager with Advantus Capital since November 2017. He previously served as an Investment Officer and Associate Portfolio Manager, Strategic Credit Income, since 2010. Mr. Henken earned a Bachelor of Arts degree from Ripon College and an MBA from the University of Wisconsin — Milwaukee. He is a Chartered Financial Analyst and serves on the Board of Directors for the CFA Society of Minnesota.

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IVY FUNDS

Supplement dated November 28, 2017 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

as supplemented July 14, 2017, August 18, 2017, September 29, 2017 and November 22, 2017

Effective immediately, Christopher R. Sebald of Advantus Capital Management, Inc. will no longer serve as a co-portfolio manager of Ivy Advantus Bond Fund. Accordingly, all references and information related to Mr. Sebald are deleted in their entirety.